EXHIBIT 11(a)

               Subaccount Administration Agreement
         Between Rydex Advisor Variable Annuity Account and PADCO Service Company, Inc.





               SUBACCOUNT ADMINISTRATION AGREEMENT


     THIS SUBACCOUNT ADMINISTRATION AGREEMENT (the "Agreement"), dated as of November 1, 1996, is entered into by and between THE RYDEX ADVISOR VARIABLE ANNUITY ACCOUNT (the "Separate Account"), a managed separate account of Great American Reserve Insurance Company ("Great American Reserve") established under the laws of the State of Texas on April 15, 1996, and PADCO SERVICE COMPANY, INC. (the "Servicer"), a company incorporated under the laws of the State of Maryland on October 6, 1993.

                       W I T N E S S E T H:

     WHEREAS, the Separate Account is registered with the Securities and Exchange Commission (the "Commission") as a diversified open-end management investment company pursuant to the provisions of the Investment Company Act of 1940, as amended (the "1940 Act");

     WHEREAS, the Servicer is registered with the Commission as a transfer agent under the Securities Exchange Act of 1934, as amended;

     W H EREAS, the assets of the Separate Account may be segregated by eligible investments, thus establishing a series of eligible investment portfolios (or "Subaccounts") within the Separate Account pursuant to the laws of the State of Texas and the 1940 Act;

     WHEREAS, the variable annuity contracts proposed to be sold by Great American Reserve and to be funded by the Separate Account (the "Contracts") are designed for use by purchasers of the Contracts (the "Contract Owners") who intend to utilize an asset allocation or market-timing investment strategy and are advised by professional money managers ("Financial Advisors");

     WHEREAS, the board of managers of the Separate Account (the "Managers"), pursuant to Article III, Section 2.m., "Board of Managers; Powers," of the rules and regulations of the Separate Account, dated June 26, 1996, have created the following Subaccounts of the Separate Account: The Nova Subaccount, The U r sa Subaccount, The OTC Subaccount, The Precious Metals Subaccount, The Juno Subaccount, The U.S. Government Bond Subaccount, The Money Market I Subaccount, and The Money Market II Subaccount (collectively, the "Subaccounts");

     WHEREAS, the accounting unit of measure used to compute the value of a Contract Owner's interest in a Subaccount is the "Accumulation Unit," or "Unit," and the current market value of the Accumulation Units of a Subaccount is the "Accumulation Unit Value;"





     WHEREAS, the Separate Account wishes to have the Servicer p e r form certain asset allocation administrative services, including, among others, communications with Financial Advisors (including receipt of and acting upon transfer requests), asset a l location bookkeeping, determination of Accumulation Unit Values, Subaccount accounting and recordkeeping services, and other services for the Subaccounts (other than the Money Market II Subaccount), and Contract Owners, and to act in such capacity in the manner set forth in this Agreement, and the Servicer is willing to act in such capacity in accordance with the provisions of this Agreement; and

     WHEREAS, the Separate Account desires to appoint the Servicer as the accounting services agent for the Subaccounts
(other than the Money Market II Subaccount): (i) to perform certain accounting and recordkeeping functions required of a d u l y-registered investment company; (ii) to file certain financial reports; (iii) to maintain and preserve certain books, accounts, and records as the basis for such reports; and (iv) to perform certain daily functions in connection with such accounts and records; and the Servicer is willing to perform such functions upon the terms and conditions herein set forth.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt, sufficiency, and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree and promise as follows:

1.   Services To Be Provided

     In consideration of the compensation to be paid by the Separate Account to the Servicer pursuant to Section 4 of this Agreement and pursuant to Schedule I, Schedule II, and Schedule III of this Agreement, attached hereto, as applicable, the Servicer will:

     a. Manage, supervise, and conduct the affairs and business of the Subaccounts (other than the Money Market II Subaccount) and matters incidental thereto. In the performance of its duties, the Servicer will comply with the Separate Account's Prospectus and Statement of Additional Information, as the same may be amended from time to time, all as delivered to the Servicer (collectively, the "Controlling Documents"). The Servicer will also use its best efforts to safeguard and promote the welfare of the Separate Account and to comply with other policies which the Managers from time to time may specify. The Servicer will furnish or provide to the Subaccounts (other than t h e Money Market II Subaccount) general asset allocation administrative services as the Subaccounts may reasonably require in the conduct of their affairs and business, including, without limitation, the services described on Schedule I attached hereto.






     b. Provide the Subaccounts (other than the Money Market II Subaccount) with all required Contract Owner services, including, without limitation, those services described on Schedule II, attached hereto. The Servicer will maintain sufficient trained personnel and equipment and supplies to perform such services in c o nformity with the Controlling Documents and such other reasonable standards of performance as said Subaccounts may from time to time specify, and otherwise in an accurate, timely, and efficient manner.

     c. Provide the Subaccounts (other than the Money Market II Subaccount) with all other required asset allocation administration services, including, without limitation, those services described on Schedule III attached hereto. The Servicer will maintain sufficient trained personnel and equipment and supplies to perform such services in conformity with the Controlling Documents and such other reasonable standards of performance as said Subaccounts may from time to time specify, and otherwise in an accurate, timely, and efficient manner.

2.   Obligations of the Separate Account

     The Separate Account will have the following obligations under this Agreement:

     a. T h e S eparate Account shall keep the Servicer continuously and fully informed as to the composition of the investment portfolio of each Subaccount of the Separate Account (other than the Money Market II Subaccount) and the nature of all of the assets and liabilities of each Subaccount (other than the Money Market II Subaccount), and shall cause the portfolio investment managers of said Subaccounts to cooperate with the Servicer in all matters so as to enable the Servicer to perform the Servicer's functions under this Agreement.

     b. The Separate Account shall furnish the Servicer with any materials or information which the Servicer may reasonably request to enable the Servicer to perform the Servicer's functions under this Agreement. The Servicer shall be entitled to rely exclusively on the completeness and correctness of the materials and information furnished to the Servicer by the Separate Account; provided, that such reliance is made in good faith; and provided, further, that such materials and information s h a ll belong to the Separate Account and be considered confidential, and shall not be disclosed to other than Federal and state regulators without permission from the Separate Account.

3.   Payment of Fees and Expenses

     a. The Servicer shall pay all of the fees and expenses incurred by the Servicer in providing each Subaccount (other than






the Money Market II Subaccount) with the services and facilities described in this Agreement, except as otherwise provided herein.

     b. Notwithstanding any other provision of this Agreement, each Subaccount (other than the Money Market II Subaccount) shall pay, or reimburse the Servicer for the payment of, all fees and expenses not directly related to the Servicer's providing each such Subaccount with the services and facilities described in this Agreement, including, but not limited to, the following described fees and expenses of the Separate Account (hereinafter called "Direct Expenses"), whether or not billed to the Separate Account or said Subaccount, the Servicer, or any related entity:

     (i) f e es and expenses relating to investment advisory services;

     (ii) fees and expenses of custodian and depositories and banking services fees and costs;

     (iii) fees and expenses of outside legal counsel and any legal counsel directly employed by the Subaccounts and the Separate Account;

     (iv) fees and expenses of independent auditors and income tax preparation and expenses of obtaining quotations for the purpose of calculating the value of the assets of the Subaccounts;

     (v)     fees and expenses of consultants;

     (vi)    interest charges;

     (vii) all Federal, state, and local taxes (including, w i t hout limitation, premium, stamp, excise, income, and franchise taxes);

     (viii)  costs  and  expenses  of  issuing and surrendering
             Units of the Separate Account;

     (ix) costs incidental to or associated with meetings of Contract Owners;

     (x)     fees  and  expenses  of  registering or qualifying
             Contracts for sale under Federal securities laws and state insurance laws;

     (xi) costs (including postage) of printing and m a iling prospectuses, confirmations, proxy statements, and other reports and notices to Contract Owners and to governmental agencies;








     (xii) the Separate Account portion of premiums on all insurance and bonds and other expenses of fidelity and liability insurance and bonding covering the Separate Account;

     (xiii) fees and expenses of the disinterested Managers and expenses incidental to the meetings of the Board;

     (xiv) fees and expenses paid to any securities pricing organization;

     (xv) dues and expenses associated with membership in any industry association;

     (xvi)   costs for incoming telephone WATS lines; and

     (xvii)  organizational costs.


4.   Compensation

     As consideration for the services provided hereunder, the Subaccounts (other than the Money Market II Subaccount) shall accrue daily and pay the Servicer monthly a fee not later than the fifth (5th) business day of the month following the month for which services have been provided, at the following annual rates based on the average daily net assets (the "Assets") of each of said Subaccounts for such month:

     The Nova Subaccount

          0.25% of Assets

     The Ursa Subaccount

          0.25% of Assets

     The OTC Subaccount

          0.20% of Assets

     The Precious Metals Subaccount

          0.20% of Assets

     The U.S. Government Bond Subaccount

          0.20% of Assets









     The Juno Subaccount

          0.25% of Assets

     The Money Market I Subaccount

          0.20% of Assets

     In the event that this Agreement commences on a date other than on the beginning of any calendar month, or if this Agreement terminates on a date other than the end of any calendar month, t h e fees payable hereunder by said Subaccounts shall be proportionately reduced according to the number of days during such month that services were not rendered hereunder by the Servicer.

5.   Reports to the Board of Managers

     The Servicer shall consult with the Managers at such times as the Managers reasonably request with respect to the services provided hereunder, and the Servicer shall cause its officers to attend such meetings with the Managers, and to furnish such oral or written reports to the Managers, as the Managers may reasonably request. In addition, the Servicer agrees to provide to the Managers such reports and other information as the Managers may reasonably request in order to enable the Managers to perform a review of the Servicer's performance under this Agreement.

6.   Term of Agreement

     This Agreement is effective on the date hereof. This Agreement shall remain in full force and effect until October 1, 1997, unless terminated earlier in accordance with its terms, and thereafter from year to year; provided, that: (a) such continuance is approved by (i) either a vote of the majority of the Managers or a vote of a "majority of the outstanding voting securities" (as defined at Section 2(a)(42) of the 1940 Act) of the Separate Account and (ii) a majority of the Managers who are not "interested persons" (as defined at Section 2(a)(19) of the 1940 Act); and (b) the following findings are made by a majority of the Managers who are not "interested persons" (as defined at Section 2(a)(19) of the 1940 Act): (i) that this Agreement is in the best interests of the Separate Account; (ii) that the services to be performed pursuant to this Agreement are services required for the operation of the Separate Account; (iii) that the Servicer can provide services the nature and quality of which are at least equal to those provided by others offering the same or similar services; and (iv) that the fees for such services are fair and reasonable in light of the usual and customary charges made by others for services of the same nature and quality.







7.   Termination

     This Agreement may be terminated, without the payment of any penalty, by either party hereto upon at least sixty (60) days' written notice to the other party. Any termination by the Separate Account will be pursuant to a vote of a majority of the Managers.

8.   Standard of Care

     a. Except as provided by law, the Servicer shall have no liability or be under any obligation to anyone with respect to any failure on the part of the Managers or any portfolio investment manager to perform any of their obligations under the Controlling Documents, or for any error or omission whatsoever on the part of the Managers or any portfolio investment manager.

     b. The Servicer shall not be liable for any error of judgment or mistake of law or for any loss caused by the Separate Account in connection with the matters to which this Agreement relates; provided, however, that the Servicer has acted in the circumstances with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in like capacity and familiar with such matters would use in the conduct of any enterprise of a like character and with like aims, and in accordance with such other requirements of law; provided, further, however, that nothing in this Agreement will protect the Servicer against any liability to the Separate Account to which the Servicer would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of the Servicer's duties hereunder or by reason of the Servicer's reckless disregard of the Servicer's obligations and duties hereunder.

9.   Other Activities of the Servicer

     Subject to the provisions of Section 5 of this Agreement, with respect to advance notice of the Servicer's taking on of new clients or ventures of material significance, nothing herein contained will limit or restrict the right of the Servicer to engage in any other business or to render services of any kind to any other corporation, firm, individual, or association.

10.  Scope of Authority

     Neither the Servicer nor any of the Servicer's officers, employees, agents, or assigns are authorized to make any representations concerning the Separate Account or the Contracts, except for those representations contained in the Controlling
Documents, copies of which will be supplied by the Separate Account to the Servicer, or in such supplemental literature or







advertising as may be authorized by the Separate Account in writing.

11.  Indemnification

     a. The Separate Account shall indemnify the Servicer and hold the Servicer harmless from and against all actions, suits, and claims, whether groundless or otherwise, arising directly or i n d irectly out of or in connection with the Servicer's performance under this Agreement and from and against any and all losses, damages, costs, charges, attorneys' and accountant's fees, payments, expenses, and liabilities incurred by the Servicer in connection with any such action, suit, or claim unless caused by the Servicer's breach of this Agreement, negligence, or willful misconduct. The Separate Account shall not be liable under this indemnification provision with respect to any claim made against the Servicer unless the Servicer shall have notified the Separate Account in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Servicer (or after the Servicer shall have received notice of such service on any designated agent), but failure to notify the Separate Account of any such claim shall not relieve the Separate Account from any liability which the Separate Account may have to the Servicer against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Servicer, the Separate Account shall be entitled to participate, at its own expense, in the defense of such action. The Separate Account also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action.
After notice from the Separate Account to such party of the Separate Account's election to assume the defense thereof, the Servicer shall bear the fees and expenses of any additional counsel retained by the Servicer, and the Servicer will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation. The Servicer will promptly notify the Separate Account of the commencement of any litigation or proceedings against the Servicer in connection with the Contracts or the operations of the Subaccounts.

     b. The Servicer shall indemnify the Separate Account and hold the Separate Account harmless from all actions, suits, damages, claims, demands, losses, and liabilities (including r e asonable attorneys' and accountants' fees and expenses) incurred or assessed against the Separate Account arising directly or indirectly from the Servicer's negligence, wilful misconduct, or breach of this Agreement. The Servicer shall not be liable under this indemnification provision with respect to any claim made against the Separate Account unless the Separate






Account shall have notified the Servicer in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Separate Account (or after the Separate Account shall have received notice of such service on any designated agent), but failure to notify the Servicer of any such claim shall not relieve the Servicer from any liability which it may have to the Separate Account against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Separate Account, the Servicer shall be entitled to participate, at its own expense, in the defense of such action. The Servicer also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Servicer to such party of the Servicer's election to assume the defense thereof, the Separate Account shall bear the fees and expenses of any additional counsel retained by the Separate Account, and the Servicer will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation. The Separate Account will promptly notify the Servicer of the commencement of any litigation or proceedings against the Separate Account in c o n nection with the Contracts or the operations of the Subaccounts.

12.  Notices

     a.   Communications to the Servicer shall be addressed to:

             PADCO Service Company, Inc.
             6116 Executive Boulevard
             Suite 400
             Rockville, Maryland  20852
             Attention: President

     b. C o mmunications to the Separate Account shall be addressed to:

             Rydex Advisor Variable Annuity Account
             Great American Reserve Insurance Company
             11815 North Pennsylvania Street
             Carmel, Indiana  46032
             Attention: Office of the General Counsel

             With a copy to:

                 Rydex Advisor Variable Annuity Account
                 6116 Executive Boulevard
                 Suite 400
                 Rockville, Maryland  20852
                 Attention:  President






     c. In the event of a change of address, communications will be addressed to such new address as designated in a written notice from the Separate Account or the Servicer, as the case may be. All communications addressed in the above manner and by registered mail or delivered by hand will be sufficient under this Agreement.

13.  Governing Law

     This Agreement is governed by the laws of the State of Maryland (without reference to such state's conflict of law rules).

14.  Counterparts

     This Agreement may be executed in counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

15.  Binding Effect and Assignment

     This Agreement shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Separate Account without the written consent of the Servicer, or by the Servicer without the written consent of the Separate Account, in each case authorized or approved by a resolution of the Separate Account's Managers.

16.  Amendment, Modification, and Waiver.

     No term or provision of this Agreement may be amended, modified, or waived without the affirmative vote or action by written consent of the Servicer and the Separate Account effected in accordance with the provisions of the 1940 Act, and the rules thereunder, and Section 6 of this Agreement.

     IN WITNESS WHEREOF, the Servicer and the Separate Account have executed this Agreement as of the date first written above.

                 RYDEX ADVISOR VARIABLE ANNUITY ACCOUNT



                 By:     /s/ L. Gregory Gloeckner
                         L. Gregory Gloeckner
                         Vice President











                 PADCO SERVICE COMPANY, INC.



                 By:     /s/ Albert P. Viragh, Jr.
                         Albert P. Viragh, Jr.
                         President



















































                                             Schedule I

         General Asset Allocation Administrative Services

     The  Servicer  agrees to provide the Subaccounts (other than
t h e  Money  Market  II  Subaccount)  with  all  required  asset
a l l ocation   administrative   services,   including,   without
limitation, the following:

     1.   Office space, equipment, and personnel.

     2.   Clerical and general back office services.

     3. Bookkeeping, internal accounting, secretarial, and other general administrative services.

     4. Preparation of all reports, prospectuses, s t a tements of additional information, proxy statements, and all other materials required to be filed or furnished by the Separate Account under Federal and state securities laws. [Confirm]

     5. Maintaining ledgers and determining accumulation unit values.


































                                                  Schedule II

                     Contract Owner Services

     The Servicer agrees to provide the Subaccounts (except the Money Market II Subaccount) and the Contract Owners with all required Contract Owner services ("Services"), including, without limitation, the following:

1. The Servicer shall provide the following Services to the Contract Owners with respect to the Subaccounts (except for the Money Market II Subaccount):

     a.   Aggregate   and  process  purchases  and  transfer
          r e quests  for  Subaccount  Units  from  Contract
          Owners.

     b.   Arrange for bank wires.

     c. Respond to Contract Owner and/or Financial Advisor inquiries relating to the services performed by the Servicer.

     d. Provide accounting with respect to Units owned by Contract Owners.

     e. A s required by law, forward Contract Owner communications from the Separate Account (such as proxies, Contract Owner reports, annual and semi-annual financial statements, and disbursement and tax notices) to Contract Owners. [Confirm]

     f.   P r ovide  such  other  similar  services  as  the
          Subaccounts  may  reasonably request to the extent
          t h e   Servicer  is  permitted  to  do  so  under
          applicable statues, rules, or regulations.

2.   The  Servicer  shall  also  provide the following additional
     Services:

     a. Maintain all records required by law relating to transactions in Units and, upon request by the Separate Account, promptly make these records available to the Separate Account as the Separate Account may reasonably request in connection with the operations of the Separate Account.

     b. Promptly notify the Separate Account if the Servicer experiences any difficulty in maintaining the records described in this Schedule II to the Agreement in an accurate and complete manner.







     c. Furnish the Separate Account or any designee of the Separate Account ("Designee") with information relating to the Servicer's performance under this Agreement as the Separate Account or the Designee may reasonably request (including, without limitation, periodic certifications confirming the provision to Contract Owners of the Services described herein), and shall otherwise cooperate w i th the Separate Account and the Separate A c count's Designees (including, without l i m itation, any auditors designated by the S e p a rate Account), in connection with the preparation of reports to the Managers concerning this Agreement and the monies paid or payable by the Separate Account pursuant hereto, as well as any other reports or filings that may be required by law.









































                                                  Schedule III

             Asset Allocation Administration Services

     The  Servicer  agrees to provide the Subaccounts (except for
t h e  Money  Market  II  Subaccount)  with  all  required  asset
a l l ocation   administration   services,   including,   without
limitation, the following:

1.   R e c e ive  Subaccount  transfer  requests  from  Financial
     A d v i sors, and validate the authority of the party originating the transaction.

2. Enforce transaction cut-off times as set forth in the Controlling Documents.

3. Process and post all exchange transactions initiated by Financial Advisors to the Contract Owner file, including:

4. A n s w er all service-related telephone inquiries from Financial Advisors, including:

     - General and policy inquiries (research and resolve problems)
     -    Separate Account yield inquiries
     -    Submit pending requests to correspondence
     -    Monitor online statistical performance of Units
     -    Develop reports on telephone activity
     - C o m m unicate by electronic data transmission to Financial Advisors the activity of Contract Owners























                              III-1